UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2024
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Acutus Medical, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39430	45-1306615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Faraday Ave., Suite 100 Carlsbad, CA		92008
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (442) 232-6080
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	AFIB	N/A1
1 On April 30, 2024, Nasdaq informed us that it was commencing delisting proceedings and our common stock stopped trading on Nasdaq and commenced trading on the OTC Pink Market on May 9, 2024 under the symbol “AFIB.” On May 16, 2024, Nasdaq filed a Form 25 to delist our common stock and remove such securities from registration under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The delisting will become effective 10 days after the filing of the Form 25 and our common stock will be deregistered under Section 12(b) of the Exchange Act 90 days after the Form 25 filing.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, The Nasdaq Stock Market, LLC (“Nasdaq”) suspended trading in the common stock of Acutus Medical, Inc. (the “Company”) on May 9, 2024, due to noncompliance with Nasdaq Listing Rule 5550(a)(2) and 5550(b). On May 15, 2024, Nasdaq announced that it will formally delist the common stock of the Company that was previously suspended. On May 16, 2024, Nasdaq filed a Form 25 Notification of Delisting with the Securities and Exchange Commission to complete the delisting. The delisting becomes effective ten days after the Form 25 is filed.
Beginning on May 9, 2024, the Company’s common stock had been trading over the counter on the OTC Pink Market under its current trading symbol “AFIB.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Acutus Medical, Inc.

Date: May 17, 2024	By:	/s/ Takeo Mukai
Takeo Mukai
Chief Executive Officer & Chief Financial Officer
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